Exhibit (r)(2)

                        HATTERAS INVESTMENT PARTNERS, LLC

                                 CODE OF ETHICS

I.       INTRODUCTION

         A. High ethical standards are essential for the success of Hatteras and to maintain the confidence of Investors. Hatteras is of the view that its long-term business interests are best served by adherence to the principle that Advisory Clients' interests come first. Hatteras has a fiduciary duty to its Advisory Clients that requires Access Persons to act solely for the benefit of Advisory Clients. Potential conflicts of interest may arise in connection with the personal trading activities of Access Persons. In recognition of Hatteras' fiduciary obligations to its Advisory Clients and Hatteras' desire to maintain its high ethical standards, Hatteras has adopted this Code of Ethics containing provisions designed to prevent improper personal trading by Access Persons, identify conflicts of interest and provide a means to resolve any actual or potential conflict in favor of the Advisory Client.

         One goal is to allow Hatteras' Access Persons to engage in personal securities transactions while protecting its Advisory Clients, Hatteras and its Access Persons from the conflicts that could result from a violation of the securities laws or from real or apparent conflicts of interests. While it is impossible to define all situations that might pose such a risk, this Code of Ethics is designed to address those circumstances where such risks are likely to arise.

         Adherence to the Code of Ethics and the related restrictions on personal investing is considered a basic condition of employment for Access Persons of Hatteras. If there is any doubt as to the propriety of any activity, Access Persons should consult with the Chief Compliance Officer. The Chief Compliance Officer may rely upon the advice of legal counsel or outside compliance consultants.

         B. LEGAL REQUIREMENTS.

         Rule 17j-1(b) under the Investment Company Act of 1940, as amended (the "1940 Act"), makes it unlawful for any officer or director of a registered investment company (as well as certain other persons) in connection with the purchase or sale by such person of a security "held or to be acquired" by Hatteras' registered investment company clients (each a "Fund," and collectively, the "Funds"):

         (1)   To employ any device, scheme or artifice to defraud the Funds;

         (2) To make to a Fund any untrue statement of a material fact or omit to state to a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         (3) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Funds; or

         (4)   To engage in any manipulative practice with respect to the Funds.

         Similarly, Section 206 of the Investment Advisers Act of 1940, as amended (the "Advisers Act", provides that it is unlawful for any investment adviser, directly or indirectly:

         (5) To employ any device, scheme or artifice to defraud any client or prospective client;

         (6) To engage in any transaction, practice or course of business which operates as a fraud or deceit upon any client or prospective client; or

         (7) To engage in any act, practice or course of business which is fraudulent, deceptive or manipulative.

         In addition, Section 204A of the Advisers Act requires Hatteras to establish written policies and procedures reasonably designed to prevent the misuse in violation of the Advisers Act or the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act") or rules or regulations thereunder of material, non-public information by Hatteras or any person associated with the Hatteras. Pursuant to Section 204A, the Securities and Exchange Commission (the "Commission") has adopted Rule 204A-1 which requires Hatteras to maintain and enforce a written code of ethics.

         C. PURPOSE OF THE CODE OF ETHICS.

         It is the policy of Hatteras that Hatteras and its Supervised Persons shall comply with applicable Federal Securities Laws and that no Supervised Person shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1 under the 1940 Act or Sections 204A and 206 of the Advisers Act. No Supervised Person shall engage in, or permit anyone within his or her control to engage in, any act, practice or course of conduct which would operate as a fraud or deceit upon, or constitute a manipulative practice with respect to, a Fund, any other investment advisory client of Hatteras, or an issuer of any security owned by a Fund or other investment advisory client of Hatteras. In addition, Hatteras expects that its Access Persons will conduct their personal investment activities in accordance with (1) the duty at all times to place the interests of Hatteras' clients first, (2) the requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility, and (3) the fundamental standard that investment advisory personnel should not take inappropriate advantage of their positions.

         D. DEFINITIONS.

         (1)   An "Access Person" means any Supervised Person of Hatteras who:
               (1) has access to (a) non-public information regarding any client's purchase or sale of securities, or (b) non-public information regarding the portfolio holdings of any Reportable Fund (as defined below) or (2) is involved in making securities recommendations to clients or who has access to such recommendations that are non-public. For these purposes, all directors, officers and partners of Hatteras are considered to be Access Persons. An Access Person also means; (1) each employee of Hatteras (and any director, officer, general partner or employee of any company in a control relationship to Hatteras) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by a Fund or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship to Hatteras who obtains information concerning recommendations made to the Funds with regard to the purchase or sale of a security.

         (2) "Fund" means a company registered as such under the 1940 Act, or any series thereof, for which Hatteras is the investment adviser or sub-adviser.

         (3) An "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act.

         (4) A "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

         (5) "Federal Securities Laws" means the Securities Act of 1933, the Securities Exchange Act, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to investment companies and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

         (6) "Supervised Person" means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of Hatteras or other person who provides investment advice on behalf of Hatteras and is subject to the supervision and control of Hatteras.

         (7) "Automatic Investment Plan" means a program in which regular periodic purchases or withdrawals are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

II.      APPLICABILITY OF CODE OF ETHICS

         A. PERSONAL ACCOUNTS OF ACCESS PERSONS. This Code of Ethics applies to all Personal Accounts of all Access Persons. A Personal Account includes any account in which the securities are held for the Access Person's direct or indirect beneficial ownership, which includes, an account maintained by or for:

         (1) Access Person's spouse (other than a legally separated or divorced spouse of the Access Person) and minor children;

         (2) Any individuals who live in the Access Person's household and over whose purchases, sales, or other trading activities the Access Person exercises control or investment discretion;

         (3) Any persons to whom the Access Person provides primary financial support, and either (i) whose financial affairs the Access Person controls, or (ii) for whom the Access Person provides discretionary advisory services;

         (4) Any trust or other arrangement which names the Access Person as a beneficiary; and

         (5) Any partnership, corporation, or other entity of which the Access Person is a director, officer or partner or in which the Access Person has a 25% or greater beneficial interest, or in which the Access Person owns a controlling interest or exercises effective control.

         Upon receipt of this Code of Ethics each Access Person will be required to provide a comprehensive list of all Personal Accounts to the Compliance Officer.

         B. ACCESS PERSON AS TRUSTEE. A Personal Account does not include any account for which an Access Person serves as trustee of a trust for the benefit of (i) a person to whom the Access Person does not provide primary financial support, or (ii) an independent third party.

         (1) PERSONAL ACCOUNTS OF OTHER ACCESS PERSONS. A Personal Account of an Access Person that is managed by another Access Person is considered to be a Personal Account only of the Access Person who has a Beneficial Ownership in the Personal Account. The account is considered to be a client account with respect to the Access Person managing the Personal Account.

         (2) SOLICITORS/CONSULTANTS. Non-employee Solicitors or consultants are not subject to this Code of Ethics unless the Solicitor/consultant, as part of his duties on behalf of Hatteras, (i) makes or participates in the making of investment recommendations for Hatteras' clients, or (ii) obtains information on recommended investments for Hatteras' Advisory Clients.

         (3) CLIENT ACCOUNTS. A client account includes any account managed by Hatteras that is not a Personal Account.


III.     RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

         A. GENERAL. It is the responsibility of each Access Person to ensure that a particular securities transaction, which includes Securities and in general any instrument commonly known as a security, being considered for his or her Personal Account is not subject to a restriction contained in this Code of Ethics or otherwise prohibited by any applicable laws. Personal securities transactions for Access Persons may be effected only in accordance with the provisions of this Section.

         B. PRE-CLEARANCE OF TRANSACTIONS IN PERSONAL ACCOUNT INVOLVING PRIVATE PLACEMENTS AND INVESTMENT OPPORTUNITIES OF LIMITED AVAILABILITY. An Access Person must obtain the prior written approval of the Chief Compliance Officer before engaging in the following transactions in his or her Personal Account:

         (i) direct or indirect acquisition of beneficial ownership in a security in an Initial Public Offering;

         (ii) direct or indirect acquisition of beneficial ownership in a security in a Limited Offering; and

         (iii) direct or indirect purchase or sale of any security that may be purchased or sold by an Advisory Client or Fund.

         A request for pre-clearance must be made by completing the Pre-clearance Form in advance of the contemplated transaction. A Sample Pre-clearance Form is attached as EXHIBIT 1. Any approval given under this paragraph will remain in effect for 2 days (48 hours).

IV.      REPORTING REQUIREMENTS

         A. All Access Persons are required to submit to the Chief Compliance Officer (subject to the applicable provisions of Section V below) the following reports:

             1. INITIAL HOLDINGS REPORT - Access Persons are required to provide the Chief Compliance Officer with an Initial Holdings Report within 10 days of the date that such person became an Access Person that meets the following requirements:

                  (a) Must disclose all of the Access Person's current
                      securities holdings with the following content for each reportable security (as defined in IV.B. below) that the Access Person has any direct or indirect beneficial ownership:

                      (a) title and type of reportable security;

                      (b) ticker symbol or CUSIP number (as applicable);

                      (c) number of shares;

                      (d) principal amount of each reportable security.

                  (b) Must disclose the name of any broker, dealer or bank with which the Access Person maintains a Personal Account.

                  (c) Information contained in Initial Holding Reports must be current as of a date no more than 45 days prior to the date of submission.

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

                  (d) The date upon which the report was submitted.

                  (e) Access Persons should use the form of Initial Holdings
                      Report contained in Exhibit 2 to this Code of Ethics.

         2. ANNUAL HOLDINGS REPORT - Subject to the applicable provisions of
SECTION V below, Access Persons must also provide Annual Holdings Reports of all current reportable securities holdings at least once during each 12 month period (the "Annual Holding Certification Date"). For purposes of this Code, the Annual Holdings Certification Date is 12/31/XXXX. From a content perspective, such Annual Holdings Reports must comply with the requirements of SECTION IV.A.(1)(A), (B), (C) and (D) above. Access Persons should use the form of Annual Holdings Report contained in Exhibit 3.

         3. QUARTERLY TRANSACTION REPORTS - Subject to the applicable provisions of SECTION V below, Access Persons must also provide quarterly securities transaction reports for each transaction in a reportable security (as defined in SECTION IV.B. below) that the Access Person has any direct or indirect beneficial ownership. Such quarterly transaction reports must meet the following requirements:

                  (a) CONTENT REQUIREMENTS - Quarterly transaction report must include:

                      (a) date of transaction;

                      (b) title of reportable security;

                      (c) ticker symbol or CUSIP number of reportable security
                          (as applicable);

                      (d) interest rate or maturity rate (if applicable);

                      (e) number of shares;

                      (f) principal amount of reportable security;

                      (g) nature of transaction (I.E., purchase or sale);

                      (h) price of reportable security at which the transaction
                          was effected;

                      (i) the name of broker, dealer or bank through which the
                          transaction was effected;

                      (j) the date upon which the Access Person submitted the
                          report.

                  (b) TIMING REQUIREMENTS - Subject to SECTION IV.C., Access
                      Persons must submit a quarterly transaction report no later than 30 days after the end of each quarter.

                  (c) Access Persons should use the form of quarterly
                      transaction report provided in Exhibit 4 to this Code of Ethics.

         B. DEFINITION OF REPORTABLE SECURITY - For purposes of the reporting requirements, a reportable security is any financial instrument that is known as a security and as defined in detail in Section 202(a)(18) of the Advisers Act or
Section 2(a)(36) of the 1940 Act, EXCEPT that it does NOT include:

               1.     Direct obligations of the Government of the United States;

               2. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

               3.     Shares issued by money market funds;

               4. Shares issued by registered open-end funds; provided that such funds are NOT advised by Hatteras or an affiliate and such fund's adviser or principal underwriter is not controlled or under common control with Hatteras;

               5. Shares issued by unit investment trusts that are invested exclusively in one or more registered open-end funds; provided that such funds are NOT advised by Hatteras or an affiliate and such fund's adviser or principal underwriter is not controlled or under common control with Hatteras.

V.       EXCEPTIONS FROM PROVISIONS/ ALTERNATIVE TO QUARTERLY TRANSACTION
         REPORTS

         This SECTION sets forth exceptions from the reporting requirements of
Section IV of this Code. All other requirements will continue to apply to any holding or transactions exempted from reporting pursuant to this SECTION. Accordingly, the following will be exempt only from the reporting requirements of SECTION IV:

         A. No Initial, Annual or Quarterly Transaction is required to be filed by an Access Person with respect to securities held in any Personal Account over which the Access Person has (or had) no direct or indirect influence or control;

         B. Quarterly Transaction Reports are not required to be submitted with respect to any transactions effected pursuant to an automatic investment plan (although holdings need to be included on Initial and Annual Holdings Reports);

         C. Quarterly Transaction Reports are not required if the report would duplicate information contained in broker trade confirm or account statements that Access Person has already provided to the Chief Compliance Officer; provided, that such broker trade confirm or account statements are provided to the Chief Compliance Officer within 30 days of the end of the applicable calendar quarter. This paragraph has no effect on an Access Person's responsibility related to the submission of Initial and Annual Holdings Reports.

         1. Access Persons that would like to avail themselves of the exemption, should:

               (a) Ensure that the content of such broker confirms or account statements for any Personal Account meet the content required for Quarterly Transaction Review Reports set forth; and

               (b) Inform the Chief Compliance Officer that you would like to avail yourself of this compliance option and provide the Chief Compliance Officer with the following for each of your Personal Accounts:

                      (i)   name of institution;

                      (ii)  address of institution;

                      (iii) name of contact at institution;

                      (iv)  identification numbers for personal
                            accounts held at institution.

                      (v)   name of personal accounts held at institution.

VI.      PROTECTION OF MATERIAL NON-PUBLIC INFORMATION ABOUT
         SECURITIES/INVESTMENT RECOMMENDATIONS

         In addition to other provisions of this Code of Ethics and Hatteras' Compliance Manual, Access Persons should note that Hatteras has a duty to safeguard material, non-public information about securities/investment recommendations provided to (or made on behalf of) Advisory Clients. As such, Access Persons generally should not share such information outside of Hatteras. Notwithstanding the foregoing, Access Persons and Hatteras may provide such information to persons or entities providing services to Hatteras, Advisory Client or the Funds where such information is required to effectively provide the services in question. Examples of such are:

                  (i) brokers;

                  (ii) accountants or accounting support service firms;

                  (iii) custodians;

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

                  (iv) transfer agents;

                  (v) bankers; and

                  (vi) lawyers.

         If there are any questions about the sharing of material, non-public information about securities/investment recommendations made by Hatteras, please see the Chief Compliance Officer.

VII.     OVERSIGHT OF CODE OF ETHICS

         A. REPORTING. Any situation that may involve a conflict of interest or other possible violation of this Code of Ethics, must be promptly reported to the Chief Compliance Officer who must report it to the executive management of Hatteras.

         B. REVIEW OF TRANSACTIONS. The Chief Compliance Officer shall review the Initial Holdings Reports, Annual Holdings Reports, and Quarterly Transaction Reports required to be made by Access Persons. Each Access Person's transactions in his/her Personal Accounts may be reviewed on a regular basis and compared to transactions entered into by Hatteras for Advisory Clients. Any transactions that are believed to be a violation of this Code of Ethics will be reported promptly to the Chief Compliance Officer who must report them to the executive management of Hatteras.

         C. SANCTIONS. The executive management of Hatteras, at its discretion, shall consider reports made to management and upon determining that a violation of this Code of Ethics has occurred, may impose such sanctions or remedial action management deems appropriate or to the extent required by law. These sanctions may include, among other things, disgorgement of profits, suspension or termination of employment with Hatteras, or criminal or civil penalties.

         D. Hatteras shall maintain and enforce this Code and shall forward to the Funds' administrator and the Funds' counsel copies of this Code and all future amendments and modifications thereto. The Boards of Directors of the Funds, including a majority of the directors who are not "interested persons" of the Funds (as defined in the 1940 Act), shall approve this Code of Ethics and any material amendments to this Code of Ethics. Such approval must be based on a determination that the Code of Ethics contains provisions reasonably necessary to prevent Access Persons of Hatteras from engaging in any conduct prohibited under this Code of Ethics and under Rule 17j-1 under the 1940 Act. Furthermore, any material changes to this Code of Ethics will be approved by the Boards of Directors of the Funds no later than six months after such change. Before approving any material amendments to this Code of Ethics, the Boards of Directors of the Funds must receive a certification from Hatteras that it has adopted procedures reasonably necessary to prevent access persons from violating this Code of Ethics.

         E. At each quarterly Boards of Directors' meeting the Chief Compliance Officer of Hatteras, on behalf of Hatteras, shall provide a written report to the Funds' Boards of Directors stating:

         (a) reported securities transaction that occurred during the prior quarter that may have been inconsistent with the provisions of this Code of Ethics; and

         (b)   all disciplinary actions taken in response to such violations.

         F. At least once a year, the Chief Compliance Officer of Hatteras shall provide to the Boards of Directors of the Funds with respect to both this Code of Ethics and the code of ethics of Funds, a written report which contains: (a) a summary of existing procedures concerning personal investing by their access persons and any changes in the procedures during the past year; (b) an evaluation of current compliance procedures and a report on any recommended changes in existing restrictions or procedures based upon their experience under such codes, industry practices, or developments in applicable laws and regulations; (c) a description of any issues arising under such codes since the last report, including but not limited to, information about material violations of such codes and sanctions imposed in response to material violations; and (d) a certification that the procedures which have been adopted are those reasonably necessary to prevent access persons from violating their respective codes. The Boards of Directors of the Funds shall consider such written reports not less frequently than annually.

VIII.    CONFIDENTIALITY

         All reports of securities transactions and any other information filed pursuant to this Code of Ethics shall be treated as confidential to the extent permitted by law.

         A. CERTIFICATION. Hatteras will provide each Supervised Person with a copy of this Code of Ethics and any amendments. Each Supervised Person will be required to certify annually that he or she has received, read and understood this Code of Ethics, and will abide by it. Each Access Person will further certify that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported under this Code. A form of such certification is attached hereto as Exhibit 5.

As Adopted: March 31, 2005

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

                                                                       EXHIBIT 1

                   PRE-CLEARANCE FORM FOR CERTAIN TRANSACTIONS
                     IN PERSONAL ACCOUNTS OF ACCESS PERSONS

         Access Persons must complete this Pre-Clearance Form prior to engaging in certain personal transactions involving Initial Public Offerings, Limited Offerings and securities that may be purchased or sold by an Advisory Client or Fund as set forth in Hatteras' Code of Ethics. Access Persons should complete SECTIONS (1), (2), (3), (4) and (5) below and submit this pre-clearance form to the Compliance Officer. SECTION (6) will be completed by the Compliance Officer.

(1)      REASON FOR PRE-CLEARANCE REQUEST

         The Access Person is submitting this pre-clearance request because proposed investment is: (check all that apply - more than one may apply):

                  ____     an IPO

                  ____ a Limited Offering (I.E., private placement, restricted stock, etc.)

                  ____ a security that may be purchased or sold by an Advisory Client or Fund.

(2)      INVESTMENT AND TRANSACTION INFORMATION FOR HEDGE FUND INVESTMENTS

         Date of Transaction:
                             ---------------------------------

         Name of Private Investment Entity:
                                           -------------------------------------

         Jurisdiction:
                      ----------------------------------------

         Transaction:
                  Initial Purchase
                                    -----------------------------------
                  Additional Purchase
                                      ------------------------------------
                  Redemption/Withdrawal
                                       --------------------------------
         Amount of Transactions: USD$_____________ (or number of shares, units, interests, etc.)

(3)      INVESTMENT INFORMATION FOR NON-HEDGE FUND INVESTMENTS

         Investment Type (please circle):

         Cmn _____ Pfd _____ Debt (indicate issue) _____

         Derivative (indicate type) ________

         ______ Private/Restricted

         Issuer: ________________________

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

(4)      TRANSACTION INFORMATION FOR NON-HEDGE FUND INVESTMENTS

         Transaction Type (please circle):  Buy               Sell
         Estimated Trade Date:
                              -----------------------------------------
         Quantity:
                  -----------------------------------------------------
         Estimated Price:
                         ----------------------------------------------
         Broker/Dealer (if any):
                                ---------------------------------------

(5)      CONFLICT OF INTEREST INFORMATION

         Access Persons should provide any factors that they believe may be relevant to a conflict of interest analysis (if any):

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

(6)      EVALUATION OF ADVISORY CLIENT CONFLICTS

         The investment is not currently held by or under consideration for purchase or disposition by any Fund.

         Initials of Access Person                   Date
                                   ------------          -----------------------

         If the above listed investment is not currently held by or under consideration for any Fund AND the investment is of limited availability, indicate the primary reason(s) why you believe it is not an appropriate investment for such Funds.
         ____     Investment is too risky
         ____     Fund is already exposed to industry
         ____     Investment by the Fund would cause it to exceed its investment policies
                           ____ Insufficient available or unfavorable information about the issuer or investment fund
                           ____     Investment is outside of the Fund's
                                    permitted policies (e.g., not a private
                                    investment fund)
         ____     Other: __________________________________

         Initials of Access Person                   Date
                                   --------              -----------------------

(7)      REPRESENTATION AND SIGNATURE

         By executing this form, I represent that my trading in this investment is not based on any material non-public information and is consistent with Hatteras' Code of Ethics. I understand that pre-clearance will only be in effect for 2 days (48 hours) from the date of the Compliance Officer's signature.

---------------------------------
Access Person's Name (please print)

---------------------------------   --------------------
Access Person's Signature                   Date

(8)      DISPOSITION OF PRE-CLEARANCE REQUEST

Approved
         ------------------
Denied
         ------------------

-----------------------             -----------------
Compliance Officer                          Date

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

                                                                       EXHIBIT 2

                        HATTERAS INITIAL HOLDINGS REPORT
                                       FOR
                                 ACCESS PERSONS

Name of Access Person:
                      ----------------------------------------------------------

Date of Submission of Report:
                             ---------------------------------------------------

         In connection with my new status as an Access Person at Hatteras, the following sets forth all of my holdings in reportable securities (as defined in Section IV.B. of Hatteras' Code of Ethics) that are held in my Personal Accounts (as defined in Section II.A and II.B. of Hatteras' Code of Ethics).

-----------------------------------------------------------------------------------------------------------
                          Tracker Symbol                             Principal           Broker/Dealer
       Title and          or CUSIP Number        Number of            Amounts            Or Bank Where
    Type of Security      (As Applicable)       Shares Held          of Shares        Securities Are Held
    ----------------      ---------------       -----------          ---------        -------------------
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

         OR

                  ____     No holdings in reportable securities (as defined in
                  Section IV.B. of Hatteras' Code of Ethics)

         The undersigned Access Person certifies that all information contained in this is true and correct as of ___________________ ___, 200_ (which must be a date within 45 days that this report is submitted to the Chief Compliance Officer).

                                                    Name of Access Person

                                                    ----------------------------
                                                    Signature of Access Person

                                                    ----------------------------
                                                    Date
--------------------------------
Compliance Review Signature

                                                                       EXHIBIT 3

                         HATTERAS ANNUAL HOLDINGS REPORT
                                       FOR
                                 ACCESS PERSONS

Name of Access Person:
                      ----------------------------------------------------------

Date of Submission of Report:
                             ---------------------------------------------------

         The following sets forth all of my holdings in reportable securities (as defined in Section IV.B of Hatteras' Code of Ethics) that are held in my Personal Accounts (as defined in Section II.A and II.B. of Hatteras' Code of Ethics) as of [________________] (the "Annual Holdings Certification Date").

-----------------------------------------------------------------------------------------------------------
                         Tracker Symbol                              Principal             Broker/Dealer
    Title and            or CUSIP Number          Number of           Amounts              Or Bank Where
 Type of Security        (As Applicable)         Shares Held         of Shares          Securities Are Held
 ----------------        ---------------         -----------         ---------          -------------------
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

         OR

                  ____     No holdings in reportable securities (as defined in
                  Section IV.B. of Hatteras' Code of Ethics) as of the Annual Holdings Certificate Date.

         The undersigned Access Person certifies that all information contained in this is true and correct as of ________________ ___, 200_ (which must be a date within 45 days of the Annual Holdings Certificate Date).

                                                    Name of Access Person

                                                    ----------------------------
                                                    Signature of Access Person

                                                    ----------------------------
                                                    Date
--------------------------------
Compliance Review Signature

                                                                       EXHIBIT 4

                      HATTERAS QUARTERLY TRANSACTION REPORT
                                       FOR
                                 ACCESS PERSONS

Name of Access Person:
                      ----------------------------------------------------------

Date of Submission of Report:
                             ---------------------------------------------------

         The following sets forth all of the transaction in reportable securities (as defined in Section IV.B. of Hatteras' Code of Ethics) made in my Personal Accounts (as defined in Section II.A and II.B. of Hatteras' Code of Ethics) for the quarter beginning on __________ and ending on _____________.

-----------------------------------------------------------------------------------------------------------
                         Tracker Symbol                              Principal             Broker/Dealer
    Title and            or CUSIP Number          Number of           Amounts              Or Bank Where
 Type of Security        (As Applicable)         Shares Held         of Shares          Securities Are Held
 ----------------        ---------------         -----------         ---------          -------------------
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

         The undersigned Access Person certifies that all information contained in this is true and correct as of (check appropriate):

         ____     December 31, 200_
         ____     March 31, 200_
         ____     June 30, 200_
         ____     September 30, 200_

                                                    Insert Name of Access Person

                                                    ----------------------------
                                                    Signature

                                                    ----------------------------
                                                    Date
----------------------------
Compliance Review

                                                                       EXHIBIT 5

                           HATTERAS ANNUAL CERTIFICATE


          Pursuant to the requirements of Hatteras' Code of Ethics, the undersigned hereby certifies as follows:

          1.      I have read Hatteras' Code of Ethics.

          2. I understand Hatteras' Code of Ethics and acknowledge that I am subject to it.

          3. Since the date of the last Annual Certificate (if any) given pursuant to the Code of Ethics, I have reported all personal securities transactions and provided all securities holding reports required to be reported under the requirements of the Code of Ethics.1


Date:
                                          ------------------------------------
                                                         Print Name

                                          ------------------------------------
                                                         Signature

-------------
         1 Paragraph 3 only applies to Access Persons under the Code.